Exhibit 10.15

FORM OF INDEMNIFICATION AGREEMENT

This Agreement, made and entered into this      day of                      20         (this “Agreement”), by and between Platinum Energy Solutions, Inc., a Nevada corporation (“Company”), and                      (“Indemnitee”):

WITNESSETH:

WHEREAS, it is in the best interests of the Company and its stockholders to retain and attract as directors and officers the most capable and competent persons available; and

WHEREAS, Indemnitee serves, or is expected to serve, as a director or officer of the Company, or both; and

WHEREAS, the Company and Indemnitee recognize that there is a material risk of claims being asserted against directors and officers of companies including public companies, including claims without merit and claims asserting personal liability solely by reason of service as such; and

WHEREAS, the Company recognizes that highly competent persons are becoming more reluctant to serve as directors or in other capacities unless they are provided with adequate protection through insurance or adequate indemnification against such risk of claims; and

WHEREAS, the Board of Directors of the Company (the “Board”) has determined that the increased difficulty in attracting and retaining highly competent persons is detrimental to the best interests of the Company and its stockholders and that the Company should act to assure such persons that there will be increased certainty of such protection in the future; and

WHEREAS, protection against undue risk of personal liability of directors and officers is currently provided through certain insurance coverage, but no assurance can be given that such insurance will be able to be maintained at reasonable cost or that such insurance coverage will be sufficient; and

WHEREAS, the Articles of Incorporation or Bylaws of the Company, or both, may generally require the Company to indemnify and advance expenses to directors and officers to the fullest extent permitted by the Nevada Corporation Code, but no assurance can be given that any such requirement will not be changed in the future; and

WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify, and to advance expenses on behalf of, such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified; and

WHEREAS, Indemnitee is willing to serve or continue to serve as a director or officer, or both, of the Company on the condition that he or she be so indemnified; and

NOW, THEREFORE, in consideration of the premises and the covenants contained herein and other good, valuable and sufficient consideration, the receipt of which is hereby acknowledged, the Company and Indemnitee do hereby covenant and agree as follows:

Section 1. Service by Indemnitee. Indemnitee agrees to serve as a director and/or officer of the Company and agrees to the indemnification provisions provided for herein. Indemnitee may at any time and for any reason resign from such position (subject to any other contractual obligation or any obligation imposed by operation of law).

Section 2. Indemnification. The Company shall indemnify, defend and hold harmless Indemnitee to the fullest extent permitted by applicable law in effect on the date hereof or as such laws may from time to time be amended. The rights of indemnification of Indemnitee provided under this Agreement shall include but shall not be limited to those rights set forth hereinafter, except to the extent expressly prohibited by applicable law.

Section 3. Actions or Proceedings Other Than Actions by or in the Right of the Company. Indemnitee shall be entitled to the rights of indemnification provided in this Section 3 if he or she was, is or becomes a party to or witness or other participant in, or was, is or becomes threatened to be made a party to or witness or other participant in, any claim or Proceeding, as defined below (other than a claim or Proceeding by or in the right of the Company to procure a judgment in its favor) by reason or arising out, in whole or in part, of an Indemnifiable Event (as defined below) or by reason of anything done or not done by (i) another entity or (ii) Indemnitee in such capacity. Pursuant to this Section 3, Indemnitee shall be indemnified by the Company against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee in connection with such Proceeding (including, but not limited to, the investigation, defense or appeal thereof), if (a) the Company has given its prior written consent (which shall not be unreasonably withheld) to such settlement and (b) Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal Proceeding, had no reasonable cause to believe Indemnitee’s conduct was unlawful. For purposes hereof, (a) “Indemnifiable Event” shall mean any event or circumstance, whether occurring or existing before, on or after the date of this Agreement, related to (i) the fact that Indemnitee is or was serving as a director, officer, employee, manager, trustee, agent or fiduciary of the Company or is or was serving at the request of or for the Company as a director, officer, manager, employee, trustee, partner, advisor, consultant, representative, agent or fiduciary of another Person (as defined below) or (ii) anything done or not done by Indemnitee in any such capacity; and “Indemnifiable Event” includes (1) a claim or Proceeding to enforce Indemnitee’s rights under this Agreement and (2) investigating, defending, being a witness in or participating in, or preparing to investigate, defend, be a witness in or participate in, any claim or Proceeding in relation thereto, (b) “Liability” shall include any liability, duty, damage, judgment, settlement payment, responsibility, obligation, assessment, cost, expense, expenditure, charge, fee, penalty, fine, contribution, excise tax, premium or obligation of any kind (including all interest, assessments and other charges paid or payable in respect thereof), whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, or due or to become due, and regardless of when sustained, incurred or asserted or when the relevant events occurred or circumstances existed, (c) “Person” shall include an individual, a partnership, a sole proprietorship, a company, a firm, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, an employee benefit plan or trust, a union, a group acting in concert, a judicial authority, a governmental authority or any other entity, enterprise or association of any kind, and (e) “Proceeding” shall include any threatened, pending or completed action, suit, arbitration, mediation, litigation, hearing, investigation, inquiry, appeal, review or other proceeding of any kind involving any governmental authority, any judicial authority or any other Person.

Section 4. Actions by or in the Right of the Company. Indemnitee shall be entitled to the rights of indemnification provided in this Section 4 if Indemnitee was or is a party or witness or threatened to be made a party or witness to any Proceeding by or in the right of the Company to procure a judgment in its favor by reason or arising out, in whole or in part, of an Indemnifiable Event or by reason of anything done or not done by Indemnitee in such capacity. Pursuant to this Section 4, Indemnitee shall be indemnified by the Company against expenses (including attorneys’ fees), costs and charges actually and reasonably incurred by Indemnitee in connection with such Proceeding (including, but not limited to the investigation, defense, settlement or appeal thereof) if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, except that no indemnification shall be made hereunder in respect of any claim, issue or matter as to which the Indemnitee shall be adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Company unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such expenses, costs and charges which such court shall deem proper.

Section 5. Indemnification for Expenses. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee has served as a witness or has been successful on the merits or otherwise including, without limitation, the dismissal of an action without prejudice, in defense of any claim or Proceeding relating in whole or in part to an Indemnifiable Event referred to in Sections 3 and 4 above, or in defense of any claim, issue or matter therein, including dismissal without prejudice, Indemnitee shall be indemnified by the Company against all expenses (including attorneys’ fees), costs and charges actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection therewith. If requested by Indemnitee, the Company shall advance such expenses, costs and charges to Indemnitee subject to and in accordance with Section 7 in connection with any claim or Proceeding brought by Indemnitee for (i) indemnification or advancement of expenses, hereunder or otherwise, or (ii) recovery under any directors’ and officers’ liability insurance policies maintained by the Company, regardless of whether Indemnitee is ultimately determined to be entitled to such indemnification, advancement or recovery, as the case may be.

Section 6. Defense of Claims. The Company shall be entitled to participate in the defense of any claim or Proceeding relating to an Indemnifiable Event or to assume the defense thereof, with counsel reasonably satisfactory to Indemnitee; provided, that, if Indemnitee believes, after consultation with counsel selected by Indemnitee, that (i) the use of counsel chosen by the Company to represent Indemnitee would present such counsel with an actual or potential conflict of interest, (ii) the named parties in any such claim or Proceeding (including any impleaded parties) include both the Company and Indemnitee and Indemnitee concludes that there may be one or more legal defenses available to him or her that are different from or in addition to those available to the Company or (iii) representation by such counsel would be precluded under the applicable standards of professional conduct then prevailing, then Indemnitee shall be entitled to retain separate counsel (but not more than one law firm, plus, if applicable, local counsel in respect of any particular claim or Proceeding) at the Company’s expense pursuant to Section 7. The Company shall not, without the prior written consent of Indemnitee (not to be unreasonably withheld, conditioned or delayed), effect any settlement of any claim or Proceeding relating to an Indemnifiable Event in respect of which Indemnitee has had or could have any expense, cost, charge, Liability or loss unless (i) such settlement solely involves the payment of money and includes a complete and unconditional release of Indemnitee from all Liability on all causes of action that are the subject matter of such claim or Proceeding and (ii) all such expenses, costs, charges, Liabilities and losses will be paid or reimbursed by or for the Company without any liability, obligation or responsibility on the part of Indemnitee.

Section 7. Advancement of Expenses. Any expenses (including attorneys’ fees), costs and charges incurred in defending any Proceeding by Indemnitee or an Indemnitee’s behalf shall be paid by the Company in advance of the final disposition of such Proceeding within five (5) business days following receipt by the Company of a written request for such advance, reasonably evidencing the expenses, costs and charges incurred by Indemnitee in connection therewith, accompanied by a written undertaking by or on behalf of Indemnitee that Indemnitee will repay the amounts advanced if it shall ultimately be determined by a court of competent jurisdiction that Indemnitee is not entitled to be indemnified by the Company. Indemnitee’s undertaking to repay such Expense Advances shall be unsecured and interest-free.

Section 8. Partial Indemnification. If Indemnitee is only partially successful in the defense, investigation, settlement or appeal of any Proceeding described in Section 3 or 4 hereof, and as a result is not entitled under Section 5 hereof to indemnification by the Company for the total amount of the expenses, costs and charges, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or her, the Company shall nevertheless indemnify Indemnitee, as a matter of right pursuant to Section 5 hereof, to the extent Indemnitee has been partially successful, for the portion thereof to which Indemnitee is entitled.

Section 9. Procedure for Determination of Entitlement to Indemnification. Upon written request by Indemnitee for indemnification pursuant to Section 3 or 4 hereof, the entitlement of Indemnitee to indemnification pursuant to the terms of this Agreement shall be determined by the following Person(s) who shall be empowered to make the determination that indemnification of Indemnitee is proper in the circumstances because Indemnitee has met the applicable standard of conduct set forth in Sections 3 and 4 above by: (a) the stockholders; (b) the Board by a majority vote of a quorum consisting of Disinterested Directors (as defined below); (c) if a majority vote of a quorum consisting of Disinterested Directors so orders, by Independent Counsel (as defined below), in a written opinion to the Board, a copy of which shall be delivered to Indemnitee; or (d) if a quorum consisting of Disinterested Directors cannot be obtained, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee. Such Independent Counsel shall be selected by the Board. Upon failure of the Board to so select such Independent Counsel such Independent Counsel shall be selected by the stockholders. Such determination of entitlement to indemnification shall be made no later than 60 days after receipt by the Company of a written request for indemnification. Such request shall include documentation or information, which is necessary for such determination and which is reasonably available to Indemnitee. Any expenses (including attorneys’ fees), costs and charges incurred by Indemnitee in connection with his or her request for indemnification hereunder shall be borne by the Company. The Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom irrespective of the outcome of the determination of Indemnitee’s entitlement to indemnification. If the Person(s) making such determination shall determine that Indemnitee is entitled to indemnification as to part (but not all) of the application for indemnification, such Person(s) shall reasonably prorate such partial indemnification among such claims, issues or matters. For purposes hereof, (a) “Disinterested Director” shall mean a director of the Company who is not or was not a party to the Proceeding in respect of which indemnification is being sought by Indemnitee, and (b) “Independent Counsel” shall mean a law firm or a member of a law firm that is experienced in matters of corporate law and neither is presently nor in the past five (5) years has been retained to represent (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning the rights of Indemnitee under this Agreement or of other indemnitees under similar indemnity agreements) or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder (provided, that notwithstanding the foregoing, the term “Independent Counsel” shall not include any Person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s right of indemnification under this Agreement).

Section 10. Cooperation. Indemnitee shall cooperate with the Person(s) making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such Person(s) upon reasonable advance request any documentation or information that is not privileged or otherwise protected from disclosure and that is reasonably available to Indemnitee and reasonably necessary to such determination. Any Independent Counsel, member of the Board or stockholder of the Company shall act reasonably and in good faith in making a determination regarding Indemnitee’s entitlement to indemnification under this Agreement. Any expenses, costs and charges incurred by Indemnitee in so cooperating with the Person(s) making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

Section 11. Presumptions and Effect of Certain Proceedings. The Secretary of the Company shall, promptly upon receipt of Indemnitee’s request for indemnification, advise in writing the Board or such other Person(s) empowered to make the determination as provided in Section 8 that Indemnitee has made such request for indemnification. Indemnitee shall be presumed to be entitled to indemnification hereunder and the Company shall have the burden of proof in the making of any determination contrary to such presumption. If the Person(s) so empowered to make such determination shall have failed to make the requested indemnification within thirty (30) days after receipt by the Company of such request, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be absolutely entitled to such indemnification in accordance with Section 3 or 4 hereof, absent actual and material fraud in the request for indemnification; provided, however, that such thirty (30)-day period may be extended for a reasonable time, not to exceed an additional thirty (30)

days, if the Person(s) making such determination with respect to entitlement to indemnification in good faith requires such additional time to obtain or evaluate documentation and/or information relating thereto. The termination of any Proceeding described in Section 3 hereof by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself (a) create a presumption that Indemnitee did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his or her conduct was unlawful or (b) otherwise adversely affect the rights of Indemnitee to indemnification except as may be provided herein. In addition, neither the failure of the Company’s Board of Directors or one of its committees, Independent Counsel, the Company’s stockholders or any other Person to have made a determination as to whether Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by any of them that Indemnitee has not met such standard of conduct or did not have such belief, prior to the commencement of Proceedings by Indemnitee to secure a judicial determination that Indemnitee should be indemnified, shall be a defense to Indemnitee’s claim or create a presumption that Indemnitee has not met any particular standard of conduct or did not have any particular belief.

For purposes of this Agreement and all other purposes, Indemnitee shall be presumed to have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company if Indemnitee’s actions or omissions are taken in good faith reliance upon the records of the Company, including its financial statements, or upon information, opinions, reports or statements furnished to Indemnitee by the officers or employees of the Company reasonably believed to be reliable and competent in the matters prepared or presented, or by committees of the Board on which the director or officer relying thereon does not serve, was established in accordance with Nevada law, as to matters within such committee’s designated authority and matters on which such committee is reasonably believed to merit confidence, or by any other Person (including legal counsel, accountants and financial advisors) as to matters which Indemnitee reasonably believes are within such other Person’s competence and who has been selected with reasonable care by or on behalf of the Company; provided, however, that the Indemnitee is not entitled to rely on such information, opinions, reports, books of account of statements if the director or officer has knowledge concerning the matter in question that would cause reliance thereon to be unwarranted. In addition, the knowledge, actions and omissions of any director, officer, agent, manager, representative, counsel, accountant, advisor, consultant, partner, trustee, manager, fiduciary or employee of the Company or its subsidiaries or other affiliates shall not be imputed to Indemnitee for purposes of determining the right to indemnification or advancement of expenses, hereunder or otherwise. It shall in any event be presumed that Indemnitee has at all times acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.

Section 12. Remedies of Indemnitee in Cases of Determination not to Indemnify or to Advance Expenses. In the event that a determination is made that Indemnitee is not entitled to indemnification hereunder or if payment has not been timely made following a determination of entitlement to indemnification pursuant to Sections 8 and 9, or if expenses, costs and charges are not advanced pursuant to Section 7, Indemnitee shall be entitled to a final adjudication in an appropriate court of the State of Nevada or any other court of competent jurisdiction of his or her entitlement to such indemnification or advance. The Company shall not oppose Indemnitee’s right to seek any such adjudication or any other claim. Such judicial Proceeding shall be made de novo and Indemnitee shall not be prejudiced by reason of a determination (if so made) that he or she is not entitled to indemnification. If a determination is made or deemed to have been made pursuant to the terms of Section 8 or 9 hereof that Indemnitee is entitled to indemnification, the Company shall be bound by such determination and is precluded from asserting that such determination has not been made or that the procedure by which such determination was made is not valid, binding and enforceable. The Company further agrees to stipulate in any such court that the Company is bound by all the provisions of this Agreement and is precluded from making any assertion to the contrary. If the court shall determine that Indemnitee is entitled to any indemnification, payment or advancement of expenses, costs and charges hereunder, the Company shall pay all reasonable expenses (including attorneys’ fees), costs and charges actually incurred by Indemnitee in connection with such adjudication (including, but not limited to, any appellate Proceedings).

Section 13. Other Rights to Indemnification. The indemnification and advancement of expenses (including attorneys’ fees), costs and charges provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may now or in the future be entitled under the Company’s Articles of Incorporation or Bylaws, any agreement, any vote of stockholders or Disinterested Directors, or any provision of law or otherwise, both as to action in Indemnitee’s official capacity and as to action in another capacity while holding such office, unless a final adjudication establishes that the director’s or officer’s acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action. Nothing contained in this Agreement (including the pendency of any review of any matter within the subject matter of this Agreement) shall limit, restrict or impair the right, power or authority of Indemnitee (i) to seek enforcement of this Agreement or exercise of other rights to indemnification or advancement of expenses or (ii) under any directors’ and officers’ liability insurance policies maintained by the Company, in each case at any time and from time to time and by any means.

Section 14. Subsequent Change in Law. To the extent that a change in applicable law (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the Company’s Articles of Incorporation or Bylaws or this Agreement, this Agreement shall automatically and without further action by the parties hereto be deemed amended to provide for such greater indemnification.

Section 15. Attorneys’ Fees and Other Expenses to Enforce Agreement. In the event that Indemnitee is subject to or intervenes in any Proceeding in which the validity or enforceability of this Agreement is at issue or seeks an adjudication or award in arbitration to enforce his or her rights under, or to recover damages for breach of this Agreement, Indemnitee, if he or she prevails in whole or in part in such action, shall be entitled to recover from the Company, and shall be indemnified by the Company against any actual expenses, costs and charges for attorneys’ fees and disbursements reasonably incurred by him or her.

Section 16. Limitations. Notwithstanding anything in this Agreement to the contrary, Indemnitee shall not be entitled to indemnification or advancement of expenses, costs and charges or other rights or benefits pursuant to this Agreement in connection with any claim or Proceeding initiated by Indemnitee unless the claim or Proceeding is one to enforce Indemnitee’s rights under this Agreement. Notwithstanding any other provision herein to the contrary, the Company shall not be obligated pursuant to this Agreement, to indemnify or advance expenses to Indemnitee with respect to a claim or Proceeding (or part thereof) initiated by Indemnitee, except with respect to a claim or Proceeding brought to establish or enforce a right to indemnification, unless the Company joined in such claim or Proceeding (or part thereof) or such claim or Proceeding (or part thereof) was authorized or consented to by the Board.

Section 17. No Duplication of Payments. The Company shall not be liable to make any payment hereunder to the extent that Indemnitee has actually received payment (under any insurance policy, provision of the Company’s Articles of Incorporation or Bylaws, or otherwise) of the amounts otherwise payable hereunder.

Section 18. Liability Insurance. To the extent the Company maintains a policy or policies providing directors’ and officers’ liability insurance, the Company shall cause Indemnitee to be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any director or officer of the Company.

Section 19. Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers reasonably required and shall do everything that may be reasonably necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to commence and prosecute a Proceeding to enforce such rights.

Section 20. Duration of Agreement. The indemnification and advancement of expenses, costs and charges provided by, or granted pursuant to, this Agreement shall continue for Indemnitee after he or she has ceased to be an officer or director of the Company, as applicable, and shall inure to the benefit of the heirs, executors, administrators or other legal representatives of Indemnitee. This Agreement shall be binding upon the Company and its successors and assigns (collectively “Successors”), and the Company shall require any Successor (whether by purchase, merger, consolidation or reorganization), by agreement in form and substance reasonably satisfactory to Indemnitee expressly to assume and agree to perform this Agreement in the same manner and to the same extent the Company would be required to perform if no such succession had taken place.

Section 21. Severability. If any provision of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing any such provisions held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

Section 22. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original, but all of which together shall constitute one and the same agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement. This Agreement shall become effective at such time as counterparts shall have been executed and delivered by each of the parties hereto, regardless of whether each of the parties hereto has executed the same counterpart. A facsimile or PDF of an original shall be as effective as delivery of such original.

Section 23. Headings. The headings set forth herein have been inserted for convenience of reference only and shall not be deemed to constitute part of this Agreement or to affect the meaning or interpretation hereof.

Section 24. Modification and Waiver. No supplement, modification, termination or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of, or agreement or confirmation under, any provision hereof shall be binding upon a party hereto unless such waiver is expressly set forth in a written instrument that is executed and delivered by such party. Neither the exercise (from time to time and at any time) by a party hereto of, nor the delay or failure (at any time or for any period of time) to exercise, any right, power or remedy shall constitute a waiver of the right to exercise, or impair, limit or restrict the exercise of, such right, power or remedy or any other right, power or remedy at any time and from time to time thereafter. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

Section 25. Notice by Indemnitee. Indemnitee agrees promptly to notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any matter which may be subject to indemnification covered hereunder, either civil, criminal or investigative. The failure to so notify the Company shall not relieve the Company of any obligation that it may have to Indemnitee under this Agreement or otherwise unless and only to the extent that such failure or delay materially prejudices the Company.

Section 26. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and received by the party to whom such notice or other communication shall have been directed as evidenced by affidavit of or receipt from the messenger, (ii) sent by facsimile (with telephonic confirmation of receipt), (iii) sent by overnight mail by a nationally recognized overnight courier, on the date of the receipt confirmation, or (iv) mailed by certified or registered mail (return receipt requested, postage prepaid) on the third business day after the date on which it is so mailed, as follows:

(a)	if to Indemnitee, to:

Telephone: [            ]

Facsimile: [            ]

(b)	if to the Company, to:

Platinum Energy Solutions, Inc.

2100 West Loop South

Suite 1601

Houston, TX 77027

Attention: Secretary

Telephone: 713-622-7731

Facsimile: 832-553-7431

or to such other address as may have been furnished to Indemnitee by the Company or to the Company by Indemnitee, as the case may be.

Section 27. Governing Law and Jurisdiction. THE PARTIES AGREE THAT THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEVADA (WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW RULE THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE INTERNAL LAWS OF THE STATE OF NEVADA TO THE RIGHTS AND DUTIES OF THE PARTIES). Each of the parties hereto agrees that any proceeding arising out of or relating to this letter agreement or the breach or threatened breach hereof shall be commenced and prosecuted in a court in the State of Nevada. Each party hereto consents and submits to the exclusive personal jurisdiction of any court in the State of Nevada in respect of any such proceeding. Each party hereto consents to service of process upon it with respect to any such proceeding by any means by which notices may be transmitted hereunder or by any other means permitted by applicable laws and rules. Each party hereto waives any objection that it may now or hereafter have to the laying of venue of any such proceeding in any court in the State of Nevada and any claim that it may now or hereafter have that any such proceeding in any court in the State of Nevada has been brought in an inconvenient forum.

Section 28. Entire Agreement and References. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and cancels and supersedes all of the previous or contemporaneous contracts, representations, warranties and understandings (whether oral or written) by or between the parties hereto with respect to the subject matter hereof. As used herein, the words “including” and “include” shall in all cases be deemed to be followed by the phrase “without limitation.”

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

Platinum Energy Solutions, Inc.

By:
Name:
Title:

Indemnitee

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